PROMISSORY NOTE


US$15,000.00                                                      August 2, 2000


       1. For value received the undersigned, i-Track, Inc., a Nevada corporation (hereinafter "Maker"), promises to pay to Peter Fisher (hereinafter "Holder"), or his assigns or order, the principal sum of Fifteen Thousand Dollars (US$15,000.00), with no interest.

       2. This Note shall be payable in one lump sum due and payable March 31, 2001.

       3. Principal shall be payable at: 2323 Passingham Drive, Sarina, Ontario N7T 7H4, Canada, or such other place as the Holder may designate, from time to time, in writing.

       4. The Maker may prepay the principal amount outstanding in whole or in part without penalty, at any time.

       5. If this Note is placed in the hands of an attorney for collection, whether or not suit is brought, the Holder shall be entitled to collect all reasonable costs and expenses of such collection efforts, including, but not limited to reasonable attorneys' fees, after an event of default has occurred.

       6. The Maker agrees that for all purposes, the appropriate jurisdiction and venue for any collection of this Note resides in the State of Nevada.

       7. Any one of the following shall constitute an "Event of Default" pursuant to the terms of this Note:

            A. The failure of Maker to perform any of its covenants or obligations hereunder. In the event of a monetary default, the notice provisions contained in the balance of this document shall apply. In the case of an exclusive non-monetary default, no default shall be declared by Holder unless and until thirty (30) days' written notice has been given by Holder, to Maker.

       8. Presentment, notice, notice of dishonor, and protest of dishonor are hereby waived by Maker, sureties, guarantors, endorsers, and all persons claiming through such parties.

       9. This Note shall be the joint and several obligation of all Makers, sureties, guarantors, and endorsers, and shall be binding upon them and their successors and assigns.

       10. If this Note is not paid when due or declared due hereunder, the principal thereon shall draw interest at the rate of eighteen percent (18%) per annum. The acceptance of any partial payment by the Holder hereof after the time it becomes due as set forth above, shall not be a waiver of any rights of the Holder nor establish a precedent for late payment or partial payments.

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       11.  A.   All notices,  demands  and  communications  hereunder  shall be personally served or given by certified or registered mail, and:

                 1.       If intended for Holder shall be addressed to:

                          Peter Fisher
                          2323 Passingham Drive
                          Sarina, Ontario N7T 7H4
                          Canada

                 2.       If intended for Maker shall be addressed to:

                          i-Track, Inc.
                          44990 Heydrenreich
                          Clinton Township, Michigan 48038

            B. Any notice given by mail shall be deemed received three (3) days after being deposited in a United States general or branch post office, addressed as above, with postage prepaid.

            C. The addresses for notice may be changed from time to time by the parties, in writing.


                                        MAKER:

                                        I-TRACK, INC.



                                        By:  /s/ Barbara Castanon, President
                                           ------------------------------------
                                           Barbara Castanon, its President



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